Relevnt

Relevnt, known as "The People's App", is an ephemeral group messaging app where users instantly connect and interact freely with the people and content they love.


relevnt

Invest

$99 minimum investment

DEADLINE: September 26, 2022

in 2 months

SHARE PRICE

$1

TOTAL RAISED

$0

VALUATION

$13,365,580

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


MEET RELEVNT
JOIN GROUP CHATS
Jump into interest-driven curated topics that disappear or go on forever... it's up to you.


Hi!
START LIVE PODCASTS
No equipment needed! Create a chatroom, then get seen by going live and interact with listeners on the spot.


CHAT FREELY
Let your voice be heard and talk about anything you want without fear of being canceled.

Whether it's Mike Tyson's chatroom 'Tyson's Topics', TV shows, sports, cannabis, or anything in between, Relevnt enables users to instantly connect and interact with the people and things they are passionate about without unnecessary limitations. This is accomplished through live, pop-up chatrooms which are uniquely personalized by timeframes, interests and geolocation. While Relevnt offers users the ability to create and participate in media-rich permanent chatrooms, the company's trailblazing moves in group messaging have also enabled ephemeral pop-up chatrooms. Content can come and go, or stay forever, it's completely up to the creator.

With a rapidly growing pipeline of innovative features, functionality and content, Relevnt is where inclusive community and entertainment meet empowerment. Users can be moderators and participants can become creators, instantly. With Relevnt, no extra equipment is needed to podcast live, no invites are required to participate, and the app makes it easy to explore and create. Relevnt is free and available on the App Store and Google Play.

> **Relevnt chatrooms are uniquely personalized by timeframes, interests, and geolocation on our open network. Stay connected to all of your favorite people and content. With Relevnt, you'll always be part of the conversation.**
>
> *- Relevnt 2022*

PROBLEM

Group messaging apps such as Facebook Messenger, Discord, and GroupMe are constantly ranked in the Top 20 apps in the social categories on the App Store and Google Play. But, with cancel culture pearing behind every corner and unnecessary censorship increasing daily, users and creators alike are finding it harder and harder to speak freely without the fear of being canceled.


CONVERSATION
Cancel culture.
facebook
CANCELLED
BANNED
The new way to chat.
relevnt

SOLUTION

Relevnt is changing cancel culture to CONVERSATION CULTURE! Given how social media has ushered in the corrosive side effects of cancel culture and excessive censorship, an ephemeral group messaging platform with content that will automatically disappear provides a clear and timely solution to this problem. Our new "Live Now" conversation feed is the ideal community and monetization experience for aggregating large audiences around topical settings within specific timeframes for live sporting events, conventions and festivals, celebrity drop-ins, trending topics, breaking news, and more. While our "permanent chatrooms" have a unique, media-rich feature set compared to other messaging apps, we're working to move the $100B+ group messaging market to the next level with one of the first modalities around "ephemeral pop-up chatrooms".



Live Now
All
Sports
Music & Entertainment
Hobbies
2 hours left
CHAT TOPIC · MMA · The Fight Card
Mike Tyson in the house!
LIVE
305 Members
Join Chatroom
CHAT TOPIC · Art · Art Corner
What's the best piece of art you look to for inspiration?
Chat now
VIDEO STREAM · Movies & TV · Rewind<<
Ms Marvel episode 1 is now on Disney Plus!
Chat now
VIDEO STREAM · NBA · Sixers Fanatics
Would you do will Barton for Matisse, Danny and 23rd pick?
Chat now
CHAT TOPIC · Technology · Cryptonic
Crypto is here to stay because it's really the only new form of money that Gen Z knows.
Chat now

> **Relevnt gives users free-er expression with ephemeral pop-up chatrooms and unique "LIVE NOW" conversation feed.**
>
> *- Relevnt 2022*

BUSINESS MODEL

Future Monetization Opportunities

(These features are currently under development & may be subject to change)

- **Sponsored Pinned Links** — Pinned links offer TOP LINE paid advertisement in chatrooms by placing static banner ads at the top of the chat feed. Pinned links are great for product or service promotions, special announcements, and exclusive discounts offered only on Relevnt. Additionally, we plan for monetization opportunities to be made available to chatroom Hosts based on the income generated from the paid advertiser.
- **Donations** — Users will be able to earn or purchase coins that can be spent and given as "virtual gifts" to hosts during live podcasts. Each user will have a Relevnt Wallet where coins earned or purchased will be saved. Coins can be earned based on specific activities or actions in the app or purchased in coin packages. Relevnt coin values are based on a point system wherein every action in the app has a set point value. Chatroom Hosts can convert these virtual gifts or donations into cash.
- **Content Subscription** — Chatroom Hosts will have the ability to create subscription-based content that allows users access to content through monthly subscription fees set by the creator. Content subscriptions will range from $1 - $10 and allow Hosts to limit free content users browse and provide monetization opportunities for popular Hosts.

Sponsored Pinned Links, Donations, and Content Subscriptions


Local Dispensary
Chat
Podcasts
Posts
20% OFF
Use promo code "Relevnt" to get 20% off our feature strain
Hey doc! How long does it take the THC oil to go into effect?
patientzero
I love terpene education! It's really helping me find the right strain!
DrSmith
MMUR updates coming soon!
2022 Updates to Florida Smokable Cannabis Purchasing Limits | Medical...
curaleaf
Mystery Terpene Tuesday!
Chat
Merch
Host
Mike
JackMarcus
iam_everyartist
Furg45
WE BACKKKK!!!!!
Mahomes Played Like Mahomes, 406yrds 5TD's SHEEESH
Message...
Live Now
All
Sports
Music & Entertainment
Hobbies
How do I overcome the munchies?
LIVE
2 Members
0 Active Now
DrSmith
ShelbyMo
Subscribe

MARKET

Market Drivers

- **Top Down**

  Leverage Strategic Influencer Partnership With Mike Tyson To Accelerate Broad Adoption — we're launching our strategic influencer partnership with Mike Tyson. By leveraging Mike's near 50mm+ social media following, we're attracting other notable personalities and media partners to further accelerate our initial growth across the globe.



Mike Tyson Strategic Partnership

49.6 Million

Total followers across 5 owned digital media channels.

Exclusive Content
ONLY ON RELEVNT


THE
FIGHT
CARD

The Fight Card


TYSON'S TOPICS

Tyson's Topics

> **Bottoms Up**

Build Upon Strong Grassroots Adoption With College Demographic — with a solid team in place, we've built the content foundation of the app organically with our "Relevnt Originals". This is a curated collection of interest-driven chatrooms surrounding sports, cannabis, female empowerment, relationships, movies, music, crypto, travel, food, politics, and more. Central to this initial wave and without the positive impact of any notable influencers, we've leveraged Handshake, the college-based job recruiter app, to enlist a broad group of college interns to drive curated content creation and user engagement at virtually no cost.


relevnt
TARGET AUDIENCE
Millenials ages 25-40
Gen Z ages 18-24

COMPETITIVE LANDSCAPE

	EPHEMERAL LIVE CHAT	OPEN NETWORK DISCOVERABILITY	LOCATION-BASED COMMUNITIES	CREATOR REVENUE SHARE	E2E ENCRYPTION
relevnt	✅	✅	✅	✅	✅
groupme	❌	❌	❌	❌	❌
Discord	❌	❌	❌	❌	❌
WhatsApp	❌	❌	❌	❌	✅
Telegram	❌	❌	❌	✅	✅
Signal	❌	❌	❌	❌	✅
iMessage	❌	❌	❌	❌	❌
slack	❌	❌	❌	❌	❌
Spotify.Greenroom	❌	✅	❌	✅	❌
clubhouse	❌	✅	❌	✅	❌

SUCCESS TO DATE

YTD INSIGHTS

Total App Sessions (monthly avg.)
52.1K up 312% PY.

Total Messages Sent
848.7K up 400% PY.

Total Chatrooms Joined
62.3K up 288% PY.



Pick a Time Frame
6 hours
12 hours
24 hours
Chat Topic
Select Category
Add a Background
Add Pinned Media
Planet Her
Chat
Podcasts
Polls
Posts
Events
Hey y'all! I'll be hosting my first podcast on Planet Her 😀! Hope you all will tune in if you can!
Chat Topic:
What's your most favorite movie quote?
"Laugh it up, Fuzzball"
What do you guys plan for the weekend?😉
This Sunday I'll be live reacting to new music releases and discussing Doja Cat as a lyricist!

YTD: YEAR TO DATE   PY: OVER PREVIOUS YEAR

relevnt

"Social proof" has also been achieved with over 40k users and an average of 86k monthly chat messages (up 380% over PY.) with zero direct marketing spend.

TESTIMONIALS


@ISREALCHOSEN
Thank you 🙏 this is the best app that I have.
relevnt


@itsjordan
I'm so in love with this app.
relevnt


@aboogie730
Relevnt has given me a new family.
relevnt

PRESS

- **TechBullion**
  The Group Messaging App That Allows Users to Speak Up With Less Fear of Cancellation
- **Forbes**
  Next Gen Live Audio App Targets Gen Z Fashion Creators
- **Disrupt Magazine**
  Messaging Apps are Spurring the Greatest Adoption of Crypto We've Yet Seen
- **KnowTechie**
  Super Messaging Apps are the Future of Online Communication
- **Home Business Magazine**
  The Next Evolution in the Mobile App Landscape is on the Horizon
- **International Policy Digest**
  Are Super Apps the Future of Online Messaging?

TEAM

Board Members



Winder Hughes
Founder & CEO, Relevnt, Inc.

Winder is the Founder, CEO, and lead private investor in Relevnt since its inception in 2017. Leveraging his previous experience in investing and guiding small companies from his past career on Wall Street, Winder is excited to lead Relevnt into the future. Education: Winder graduated from the University of North Carolina at Chapel Hill and holds a BA in Economics and a minor in English.



Tyler Droll
Co-Founder & VP of Product, RelayOne

Tyler is Co-Founder and VP of Product of RelayOne, a leading surgical care team coordination software. Leveraging his previous experience as Co-Founder and CEO of Yik Yak, Tyler also advises and consults with fast-growing consumer software startups. Tyler holds a BS in Information Technology from Furman University.



Allyson Letteri
Marketing Leader & Startup Advisor, AllysonLetteri.com

Allyson is a marketing executive who's spent her career building marketing teams at fast-growing tech companies in Silicon Valley. She advises founders and leaders at VC-backed startups so they can fast track marketing decisions and build teams that deliver results. Allyson previously served as VP of Marketing at Handshake, Director of Marketing at Thumbtack, and Group Marketing Manager at Intuit, building marketing teams from scratch to scale at fast growing tech companies. Allyson holds an MBA from Stanford Graduate School of Business, and a BS in Business Administration and BA in Political Science from the University of North Carolina at Chapel Hill.



Kirk Tovey
Co-Founder, Globus Medical

Kirk is Co-Founder of Globus Medical (NASDAQ - GMED), a major medical device manufacturer, and Founder of Tovey Surgical, a major distributor for Globus Medical products. Kirk is an active investor in startups and is a graduate of Florida State University.



Mac Haskell

Co-Founder & CEO, Murray Bros. Caddyshack Restaurants and Licensing

Mac is a Founder and CEO of Murray Bros Caddyshack Restaurants and Licensing and is a partner in William Murray Golf apparel company based in Austin, TX. Besides being an early investor and a board member of Relevnt, Mac serves on the Board of Phoenix Biotechnology Inc., a San Antonio based biotech company that focuses on antiviral, cancer, and neurodegenerative diseases. Mac's career started on Wall Street working for Merrill Lynch after having graduated from Hobart College with a BA in Economics.



Bruce Orr

Founder, Monterey Private Capital, Inc.

Bruce is Managing General Partner of Monterey Private Capital, a fund that invests in both real estate properties and private startups. Bruce holds a BA in Finance from the University of Hartford.

Leadership Team Members



Josh Hoye

Co-Founder & Chief Creative Officer, Relevnt, Inc.

Joshua Hoye is Co-Founder and Chief Creative Officer of Relevnt, Designer, and published Illustrator. With 15 years experience in the industry, Josh holds a BFA in Graphic Design & Illustration from the Ringling College of Art & Design. Specializing in creative direction, brand development, and product design, Josh has worked for clients like: Volcom, Mondo Media, The Lightner Museum, Downtown Vision Inc., Monster UK, and EYE Productions (CBS). Josh's goal is to create innovative design solutions that enhance communication, increase operational efficiency, and drive effective results.



Paul Griffiths

Chief Technology Officer, Relevnt, Inc.

Paul is a passionate hands on technology executive who leads innovation and strategy in results driven environments. For more than 17 years, Paul built a successful career as a Software Engineer in the UK which brought him to the US in 2019. Paul is Partner at Kapshare, Inc., and also serves as VP of Software Engineering at Newfold Digital (formerly Web.com) in Jacksonville, FL. Paul's recent experiences include architecting enterprise scale software platforms at Web.com and leading development and design aspects for multi-million dollar projects. As a tech leader and software architect, Paul strives to improve processes and procedures that drive revenue and efficiency. Paul holds a BSC in Computer Science from Cardiff University.



Shedrick Williams

Chief Innovation Officer, Relevnt, Inc.

Shedrick is a versatile digital strategist with fifteen years of experience supporting and developing innovative solutions for startups and large enterprises. Shedrick is Managing Partner at Kapshare, Inc., and Senior Product Owner at Guidewell in Jacksonville, FL. Shedrick uses his dynamic leadership style to build teams by providing well-articulated analysis, expert problem solving, and data driven solutions.

USE OF PROCEEDS

If the offering's maximum amount of $1,070,000 is raised:

Use	Value	% of Proceeds
Network & Admin	$160,500	15.0%
Tech & Creative Development	$385,200	36.0%
In-house Content Marketing	$267,500	25.0%
Third Party Influencer Marketing	$107,000	10.0%
Direct-to-Consumer Marketing	$97,370	9.1%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Relevnt, Inc.. This offering must raise at least $10,000 by September 26, 2022 at 9:27am ET. If this offering doesn't reach its *target*, then your money will be refunded. Relevnt may issue additional securities to raise up to $1,070,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

14,435,580 shares
× $1 per share

$14,435,580 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jul 25, 2022 • Primary offering of 1,070,000 shares at $1

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